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                                                                    Exhibit 10.9

                    ADVISORY AND INVESTMENT BANKING AGREEMENT

          This Agreement is made and entered into as of the __th day of , 2003 by and between Kashner Davidson Securities Corp. ("Kashner"), and Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the "Company").

          In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. PURPOSE: The Company hereby engages Kashner for the term specified in Paragraph 2 hereof to render consulting advice to the Company as an investment banker relating to financial and similar matters upon the terms and conditions set forth herein.

     2. TERM: Except as otherwise specified in Paragraph 4 hereof, this Agreement shall be effective for a two year term commencing on the date hereof.

     3. DUTIES OF KASHNER: During the term of this Agreement, Kashner shall seek out Transactions (as hereinafter defined) on behalf of the Company and shall furnish advice to the Company in connection with any such Transactions.

     4. COMPENSATION: In consideration for the services rendered by Kashner to the Company pursuant to this Agreement (and in addition to the expenses provided for in Paragraph 5 hereof), the Company shall compensate Kashner as follows:

               (a) The Company shall pay Kashner a fee of $5,000 per month during the term of this Agreement. The sum of $120,000 shall be payable in full on the date of this Agreement. In the

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event that Kashner ceases its business operations as a financial advisor and investment banker, materially breaches or is unable to satisfy its performance obligations hereunder, then (i) Kashner shall repay to the Company the pro rata unearned portion of foregoing fee, based on the number of months for which performance was delivered and the remaining number of months in the term and
(ii) the Company shall have the right to terminate this Agreement by written notice to Kashner, which termination shall be effective as at the end of the month following the date of the Company's notice of termination (subject to such repayment by Kashner).

          (a) In the event that any Transaction (as hereinafter defined) occurs during the term of this Agreement or one year thereafter, the Company shall pay fees to Kashner as follows:

          CONSIDERATION                           FEE
          -------------                           ---
     $   - 0 - to $ 1,000,000           5% of Consideration

     $ 1,000,001 to $2,000,000          4% of Consideration

     $ 2,000,001 to $3,000,000          3% of Consideration

     $ 3,000,001 to $4,000,000          2% of Consideration

     $4,000,001 or more                 1% of the Consideration in excess of $4,000,001

               For the purposes of this Agreement, "Consideration" shall mean the total market value on the day of the closing of stock, cash, assets and all other property (real or personal) exchanged or received, directly or indirectly by the Company or any of its security holders in connection with any Transaction. Any co-broker or brokers retained by Kashner shall be paid by Kashner.

               For the purposes of the Agreement, a "Transaction" shall mean (a) any transaction originated by Kashner, other than in the ordinary course of trade or business of the Company, whereby,

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directly or indirectly, control of or a material interest in the Company or any of its businesses or any of their respective assets, is transferred for Consideration or (b) any transaction originated by Kashner whereby the Company acquires any other company or the assets of any other company or a controlling interest in any other company (an "Acquisition"). For purposes of the Agreement, "control" or "controlling" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Company or another company , as applicable, whether through ownership of voting securities, by contract or otherwise.

          (b) In the event Kashner originates a line of credit with a lender, the Company and Kashner will mutually agree on a satisfactory fee for such services based upon reasonable and customary practice in the industry and the terms of payment of such fee; provided, however, that in the event the Company is introduced to a corporate partner by Kashner in connection with a merger, acquisition or financing and a credit line develops directly as a result of the introduction, the appropriate fee shall be the amount set forth in the schedule under clause (b) above with consideration to be based upon the amount of credit available under the line of credit. In the event Kashner introduces the Company to a joint venture or licensing arrangement partner and the Company realizes sales as a result of the introduction, the Company agrees to pay a fee (the "Sales Fee") of five percent (5%) of total sales generated directly from this introduction during the first two years following the date of the first sale, in lieu of the fees set forth in the schedule under clause (b) above. Total sales shall mean cash receipts less any applicable refunds, returns, promotional program discounts and incentives, allowances, credits and shipping charges and monies paid by the Company by way of settlement or judgment arising out of claims made by or threatened against the Company. Sales Fee payments shall be paid on the 15th day of the month following each fiscal quarter during which the Company receives such payments from

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customers. In the event any adjustments are made to the total sales after the
Sales Fee has been paid, the Company shall be entitled to an appropriate refund or credit against future payments under this Agreement.

          (c) All fees to be paid pursuant to this Agreement, except as otherwise specified, are earned due and payable to Kashner in cash at the closing or closings (if such closing or closing occur(s)) of the relevant transaction specified in Paragraph 4 hereof. In the event that this Agreement shall expire at the end of its term or be terminated for any reason, notwithstanding any such expiration or termination, Kashner shall be entitled to its fee as provided under this Paragraph for any transaction originated by Kashner for which the discussions by or with the Company were initiated during the term of this Agreement and which is consummated within a period of twelve months after expiration or termination of this Agreement.

     5. EXPENSES OF KASHNER: In addition to the fees payable hereunder, and regardless of whether any transaction set forth in Paragraph 4 hereof is proposed or consummated, the Company shall reimburse Kashner for all actual fees and disbursements for Kashner's travel and reasonable out-of-pocket expenses incurred in connection with and in direct furtherance of the services performed by Kashner pursuant to this Agreement, including without limitation, hotels, food and associated expenses and long-distance telephone calls. Kashner shall obtain the consent of the Company before incurring any expense over $1,000.

     6.   LIABILITY OF KASHNER:

          (a) The Company acknowledges that all opinions and advice (written or oral) given by Kashner to the Company in connection with Kashner's engagement hereunder are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company

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agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Kashner to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to Kashner, or use Kashner's name in any annual reports or any other reports or releases of the Company without Kashner's prior written consent.

          (b) The Company acknowledges that Kashner makes no commitment whatsoever as to making a market in the Company's securities or to recommending or advising its clients to purchase the Company's securities.

     7. KASHNER'S SERVICES TO OTHERS: The Company acknowledges that Kashner's or its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Kashner in conducting such business with respect to others, or in rendering such advice to others.

     8.   COMPANY INFORMATION:

          (a) The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, Kashner will use and rely on data, material and other information furnished to Kashner by the Company. The Company acknowledges and agrees that in performing its services under this engagement, Kashner may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.

          (b) Except as contemplated by the terms hereof or as required by applicable law, Kashner shall keep confidential all material non-public information provided to it by the Company, and shall not disclose such information to any third party, other than such of its employees and advisors as

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Kashner determines to have a need to know. Upon termination of this Agreement, at the request of the Company, Kashner shall deliver to the Company all non-public material in its possession relating to the business affairs of the Company.

     9.   INDEMNIFICATION:

          (a) The Company shall indemnify and hold Kashner and its directors, officers, employees and agents harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "Act") or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with the services rendered by Kashner or any transactions in connection with this Agreement, except for any liabilities, claims and lawsuits (including awards judgments and related costs and expenses), arising out of acts or omissions of Kashner. In addition, the Company shall also indemnify and hold Kashner harmless against any and all reasonable costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing. If it is finally judicially determined that the Company will not be responsible for any liabilities, claims and lawsuits or expenses related thereto, the indemnified party, by his or its acceptance of such amounts, agrees to repay the Company all amounts previously paid by the Company to the indemnified person and will pay all costs of collection thereof, including but not limited to reasonable attorneys fees related thereto.

               Kashner shall give the Company prompt notice of any such liability, claim or lawsuit which Kashner contends is the subject matter of the Company's indemnification and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole

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cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

          (b) Kashner shall indemnify and hold the Company and its directors, officers, employees and agents harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which it may become subject under the 1933 Act, the Act or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are based upon Kashner's gross negligence, intentional misconduct, bad faith or any untrue statement or alleged untrue statement of a material fact or omission at a material fact required to be stated or necessary to make the statement provided by Kashner, not misleading, which statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of Kashner for inclusion in any registration statement or prospectus or any amendment or supplement thereto in connection with any transaction to which this Agreement applies. In addition, Kashner shall also indemnify and hold the Company harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

               The Company shall give to Kashner prompt notice of any such liability, claim or lawsuit which the Company contends is the subject matter of Kashner's indemnification and Kashner thereupon shall be granted the right to a take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

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          (c)  In order to provide for just and equitable contribution under the
Act in any case in which (i) any person entitled to indemnification under this
Section 9 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such person in circumstances for which indemnification is provided under this
Section 9, then, and in each such case, the Company and Kashner shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion taking into consideration the relative benefits received by each party from the offering covered by the prospectus with respect to any transactions in connection with this Agreement (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was assessed, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circumstances; provided, however, that notwithstanding the above in no event shall Kashner be required to contribute any amount in excess of the sum of (i) 10% of the public offering price of any securities to which such Prospectus applies and (ii) the fees payable to Kashner under this Agreement; and provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a

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claim for contribution in respect thereof is to be made against another party
(the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the omission so to notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of the Contributing Party. The indemnification provisions contained in this Section 9 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

     10. KASHNER AN INDEPENDENT CONTRACTOR : Kashner shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Kashner shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

     11.  MISCELLANEOUS:

          (a) This Agreement between the Company and Kashner constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

          (b) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent
(i) postage prepaid by registered mail,

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return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing:

     If to the Company, to:             Vaso Active Pharmaceuticals, Inc.
                                        99 Rosewood Drive
                                        Danvers, MA 01923
                                        Attn: John J. Masiz, President
                                        Fax: (978) 750-0085

     with a copy to:                    Robinson & Cole LLP
                                        One Boston Place
                                        Boston, MA 02108
                                        Attn:  David A. Garbus, Esq.
                                        Fax: (617) 557-5999

     If to Kashner, to:                 Kashner Davidson Securities Corp.
                                        77 South Palm Avenue
                                        Sarasota, FL 34236
                                        Attn: Matthew B. Meister, President
                                        Fax: (914) 954-0647

     with a copy to:                    Sichenzia Ross Friedman Ference LLP
                                        1065 Avenue of the Americas
                                        New York, New York 10018
                                        Attn: Gregory Sichenzia, Esq.
                                        Fax: (212) 930-9725

          (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

          (d) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

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          (e)  No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

          (f) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in Paragraph 11(b) hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                            KASHNER DAVIDSON SECURITIES CORP.

                            By:
                               ----------------------------------
                               Name:  Matthew B. Meister
                               Title: President and CEO


                            VASO ACTIVE PHARMACEUTICALS, INC.

                            By:
                               ----------------------------------
                               Name:  John J. Masiz
                               Title: President and Chief Executive Officer

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